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                       SEWARD & KISSEL LLP
                     One Battery Park Plaza
                      New York, N.Y.  10004

                    Telephone: (212) 574-1200
                    Facsimile: (212) 480-8421

                   Writer's Direct Dial Number
                         (212) 574-1384


                                       July 1, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:  Alliance Bond Fund, Inc.
              File No. 002-48227 and 811-02383


Dear Sir or Madam:

         Please find herewith Post-Effective Amendment No. 69 under the Securities Act of 1933 and Amendment No. 47 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A, including exhibits thereto for Alliance Bond Fund, Inc., marked in accordance with Rule 310 of Regulation S-T.

                                  Sincerely,



                                  /s/ Maureen R. Hurley

















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